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                                                                     Exhibit 9a


                                  June 24, 1991


Mr. David King
President
John Hancock Fund Services
P.O. Box 9114
Boston, MA  02199-9114

Subject:     John Hancock World Fund --
             John Hancock Global Rx Fund

Dear Mr. King:

Pursuant to Article 8.01 of the Transfer Agency and Service Agreement dated January 1, 1991, between John Hancock World Fund (the "Trust") and John Hancock Fund Service, Inc., the Trust hereby notifies you that it desires to have you render services as transfer agent to the John Hancock Global Rx Fund, a new series of the Trust, and that such series of shares become a Fund under the Agreement.

If John Hancock Fund Services agrees to provide such services, please sign below and return a signed copy to me.

John Hancock Fund Services, Inc.            John Hancock World Fund


By: /s/David A. King                        By: /s/Richard T. Foote
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    President                                   Assistant Secretary


Attest: /s/Carmen Pelissier                 Attest: /s/Susan S. Newton
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